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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 23, 2002


                               ACTUANT CORPORATION
             (Exact name of Registrant as specified in its charter)

          Wisconsin                       1-11288               39-0168610
 (State or other jurisdiction        (Commission File         (I.R.S. Employer
      of incorporation)                   Number)            Identification No.)


                              6100 North Baker Road
                               Milwaukee, WI 53209

           Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
               (Address of principal executive offices) (Zip code)

        Registrant's telephone number, including area code:(414) 352-4160

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          Item 5. Other Events.

     On May 16, 2002, APW Ltd. ("APW"), a former subsidiary of Actuant Corporation (the "Company"), and one of APW's wholly-owned indirect subsidiaries, Vero Electronics, Inc. ("Vero"), commenced prepackaged bankruptcy cases in the United States Bankruptcy Court for the Southern District of New York. On July 31, 2000, the Company spun-off APW, its electronics segment, in the form of a special dividend to its shareholders (the "Distribution"). The Chapter 11 cases involve only APW and Vero. According to the disclosure statement of APW and Vero sent to creditors on or about May 3, 2002 (the "Disclosure Statement"), Vero's sole business is to lease and sublease a single parcel of real estate. No other subsidiaries of APW have filed Chapter 11 cases.

     Subject to confirmation by the bankruptcy court, APW's plan of reorganization (the "Plan") as described in the Disclosure Statement, would exchange approximately $580 million of APW's debt for approximately $100 million of new debt and substantially all of the equity of APW. The Plan also provides for the restructuring of APW's other obligations including certain other allowed secured claims ("Other Secured Claims"). The Disclosure Statement indicates that APW acknowledges that the Company may hold a valid right of offset and, therefore, an Other Secured Claim with respect to approximately $23 million of funds (the "Offset Funds") which the Company is presently holding and as to which the Company has asserted a right of offset against APW related to the Distribution Agreements (described below). The Company believes its claims against APW under the Distribution Agreements (described below) are entitled to treatment as Other Secured Claims under the Plan. If allowed as Other Secured Claims, the Plan provides that on the later of the effective date of the bankruptcy reorganization and the date on which such claims are allowed, or, in each case, as soon thereafter as practicable, such allowed claims will be, at the sole option of the applicable debtor, (i) reinstated and rendered unimpaired in accordance with section 1124 of the Bankruptcy Code, including any permissible right of setoff, (ii) paid in full, in an amount equal to such Other Secured Claims, including any interest required to be paid pursuant to section 506(b) of the Bankruptcy Code, or (iii) paid, in the form of the collateral securing such claims and any interest required to be paid pursuant to section 506(b) of the Bankruptcy Code, except to the extent that APW and such holder agree to a different treatment. The Company intends to confirm in a written agreement with APW that, as a result of its rights to the Offset Funds, the Company's claims under the Distribution Agreements (described below) to such Offset Funds are Other Secured Claims. In the event the Company is unable to reach such an agreement with APW, it intends to take all steps necessary in the Chapter 11 cases to protect its interests.

     The Plan also contemplates that APW will reject the following agreements between the Company and APW which were entered into in connection with the Distribution (the "Distribution Agreements"):

     a) Contribution Agreement, Plan and Agreement of Reorganization and Distribution by and between Applied Power Inc. and APW, dated July 21, 2000 for the distribution of certain assets and the assumption of certain liabilities by APW;

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     b)   General Assignment, Assumption and Agreement Regarding Litigation,
          Claims and Other Liabilities by and between Applied Power Inc. and APW, dated July 21, 2000;

     c) Transitional Trademark and License Agreement by and between Applied Power Inc. and APW, dated July 21, 2000;

     d) Bill of Sale and Assumption of Liabilities by and between Applied Power Inc. and APW, dated July 21, 2000;

     e) Employee Benefits and Compensation Agreement by and between Applied Power Inc. and APW, dated July 21, 2000; and

     f) Tax Sharing and Indemnification Agreement by and between Applied Power Inc. and APW, dated July 21, 2000.

     Pursuant to the Tax Sharing and Indemnification Agreement, APW agreed to hold harmless and indemnify the Company against all tax liabilities above $1 million which could arise from audit adjustments to the separate taxable income of APW or any of its subsidiaries for periods prior to the Distribution, as well as all taxes relating to the Distribution itself ("Tax Audit Adjustments"). The other Distribution Agreements similarly contain, among other things, provisions for indemnification among the parties thereto. The Company does not believe that rejection of the Distribution Agreements other than the Tax Sharing and Indemnification Agreement could materially adversely impact its financial position or results of operations.

     The tax returns for the Company and its subsidiaries, including APW and APW's subsidiaries, for the periods prior to and including the Distribution have been filed with and taxes shown due thereon have been paid to the appropriate taxing authorities. Because of APW's rejection of the Tax Sharing and Indemnification Agreement, if a tax audit were to be commenced and if any Tax Audit Adjustments were to result in an increased tax liability, such amount, to the extent not paid by APW (or such APW subsidiaries), could become payable by the Company without the benefit of the right to seek indemnification from APW under the Tax Sharing and Indemnification Agreement. If the Company is required to make such expenditures for this contingent liability, the Company intends to fund such amounts first from the Offset Funds. In the event that the Offset Funds are not legally available for such purpose or if the Company is required to fund an amount in excess of the Offset Funds, the Company would be required to utilize its operating cash flows, which could have a material adverse impact upon the Company's financial position and results of operations.

     Prior to the Distribution, the Company, in the normal course of business, entered into certain real estate and equipment leases or guaranteed such leases on behalf of its subsidiaries, including those in its electronics segment. In conjunction with the Distribution, the Company assigned its rights in the leases used in the electronics segment to APW, but was not released as a responsible party from all such leases by the lessors. As a result, the Company remains contingently liable for such leases. The discounted present value of future minimum lease payments for such leases totals approximately $23.8 million at April 30, 2002. APW subsidiaries that are parties to these leases have not filed Chapter 11 cases and, as such, none of

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those leases are rejected in the Plan. As such, the Company will not be responsible for any current payments under such lease agreements as a result of the Chapter 11 cases commenced by APW and Vero. However, the Company remains contingently liable for those leases if APW or its subsidiaries is unable to fulfill their obligations thereunder. A future breach of these leases could, therefore, have a material adverse impact upon the Company's financial position and results of operations.



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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      ACTUANT CORPORATION
                                         (Registrant)


      Date: May 23, 2002              By: /s/  Andrew G. Lampereur
                                     -----------------------------
                                      Andrew G. Lampereur
                                      Vice President and Chief Financial Officer
                                     (Duly authorized to sign on behalf of the
                                      Registrant)




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